Exhibit 10.1.4

Restricted Stock Agreement

under the Quanterix Corporation

2007 Stock Option and Grant Plan

Name of Grantee:	[•] (the “Grantee”)
No. of Shares:	[•]Shares of Common Stock (the “Shares”)
Grant Date:	[•] (the “Grant Date”)
Per Share Purchase Price:	[•]

Pursuant to the Quanterix Corporation 2007 Stock Option and Grant Plan, as amended from time to time (the “Plan”), Quanterix Corporation, a Delaware corporation (together with its successors, the “Company”), hereby grants, sells and issues to the individual named above, who is an officer, employee, director, consultant or other key person of the Company or any of its Subsidiaries, the Shares at the Per Share Purchase Price.  Notwithstanding anything in this Restricted Stock Agreement (the “Agreement”) to the contrary, the Shares shall be subject to, and governed by, all the terms and conditions of the Plan, including, without limitation, Section 9 thereof concerning certain restrictions on transfer of Shares and related matters.  To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control unless specifically provided otherwise herein.  The Grantee agrees to the provisions set forth herein and in the Plan and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Shares to him or her.

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

1.              Purchase and Sale of Shares; Vesting; Repurchase Right.

a.              Purchase and Sale.  On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above.  The Company hereby acknowledges receipt of Grantees services in full payment for the Shares.

b.              Vesting.  On the date of this Agreement, all of the Shares are unvested; provided that on each of the dates listed below, the respective number of Shares indicated below shall vest if Grantee continues to provide services to the Company pursuant to that [•] (“Continuous Service”).

Date	Number of Shares Becoming Vested
[•]	[•]
[•]	[•]
[•]	[•]

c.               Upon a Repurchase Event (as defined in the Plan), and subject to clause (d) below, the Company shall have the right to repurchase the unvested Shares as set forth in Section 9(c) of the Plan at a price per share equal to $0.001 (the “Per Share Purchase Price”); provided, however, that the Per Share Purchase Price shall be equal to the amount of tax you paid for each share in calendar year [•] if (and only if) your Continuous Service is terminated by the Company without “Cause” or by you with “Good Reason” (each as defined below).

d.              [Accelerated Vesting Due to a Change in Control Transaction.

i.      Notwithstanding anything in this Section 1 to the contrary, upon a Sale Event, the vesting provisions set forth in this Section 1 shall be accelerated such that such that no more than twenty five percent (25%) of your Initial Shares shall remain subject to vesting after the consummation of the Sale Event.

ii.   Notwithstanding anything in this Section 1 to the contrary, if Grantee’s Continuous Service is terminated by the Company (or any successor thereto) without “Cause” or by Grantee with “Good Reason” within twelve (12) months following a Sale Event then the vesting provisions set forth in this Section 1 shall be accelerated such that all of the unvested Shares shall be deemed vested Shares immediately prior to such Repurchase Event.  As used herein, “Cause” means that the Company has complied with the Cause Process (hereinafter defined) following the occurrence of any of the following: (i) theft, fraud, embezzlement, misappropriation of assets or property of the Company; (ii) dishonesty, gross negligence, misconduct, neglect of duties, or breach of fiduciary duty to the Company; (iii) violation of federal or state securities laws; (iv) breach of an employment, consulting or other agreement with the Company; (v) the conviction of a felony, or any crime involving moral turpitude, including a plea of guilty or nolo contendere; or (vi) continued non-performance or unsatisfactory performance of your responsibilities hereunder.  “Cause Process” means that (i) the Board has reasonably determined in good faith that a “Cause” condition has occurred; (ii) the Board has notified you in writing of the first occurrence of the Cause condition within 60 days of the first occurrence of such condition; (iii) the Board has cooperated in good faith with your efforts, for a period not less than 30 days following such notice (the “Cause Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Board reasonably and in good faith determines at the end of the Cause Cure Period that the Cause condition continues to exist; and (v) the Board terminates your employment within 60 days after the end of the Cause Cure Period.  If you cure the Cause condition during the Cause Cure Period, Cause shall be deemed not to have occurred.  The Board shall not be required to follow the Cause Process as to those conditions which it reasonably determines in good faith cannot be cured within the 60 day period.  For the avoidance of doubt, you and the Company acknowledge and agree that clauses (i), (iii) and (v) cannot be cured.  As used herein, “Good Reason” means that you have complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following actions undertaken by the Company without your express prior written consent: (i) the material diminution in your responsibilities, authority and function; (ii) a material reduction in your base salary, provided, however, that Good Reason shall not be deemed to have occurred in the event of a reduction in your base salary that is pursuant to a salary reduction program affecting substantially all of the senior level employees of the Company and that does not adversely affect you to a greater extent than other similarly situated employees; (iii) a material change in the geographic location at which you must regularly report to work and perform services, except for required travel on the Company’s business (and in connection therewith the Company acknowledges that you will spend a significant amount of time working from the Company’s office in Lexington Massachusetts, but that you may work from [•] from time to time); or (iv) a material breach by the Company of any of its obligations to you under its agreements with you.

“Good Reason Process” means that (i) you have reasonably determined in good faith that a “Good Reason” condition has occurred; (ii) you have notified the Company in writing of the first occurrence of the Good Reason condition within 60 days of the first occurrence of such condition; (iii) you have cooperated in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) you terminate your employment within 60 days after the end of the Cure Period.  If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.]

2.              Investment Representations. In connection with the purchase and sale of the Shares contemplated by Section 1 above, the Grantee hereby represents and warrants to the Company as follows:

a.              The Grantee is purchasing the Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

b.              The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

c.               The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

d.              The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

e.               The Grantee understands that the Shares are not registered under the Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof).  The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

3.              Miscellaneous Provisions.

a.              Change and Modifications.  This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

b.              Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to conflict of law principles.

c.               Notices.  All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid.  Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

d.              Counterparts.   For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

e.               Tax Consequences.  Grantee agrees to review with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee agrees to rely solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) will be responsible for Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Grantee understand that Section 83 of the Code taxes as ordinary income to Grantee the fair market value of the shares of Common Stock issued to Grantee pursuant to this Agreement as of the date any restrictions on such shares lapse (that is, as of the date on which part or all of such shares vest). In this context, “restriction” includes the right of the Company to reacquire the Common Stock pursuant to the Company’s Right of Repurchase set forth in Section 9(c) of the Plan. Grantee understands that Grantee may elect to be taxed at the time the Common Stock is issued to Grantee pursuant to this Agreement, rather than when and as the Company’s Right of Repurchase expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within thirty (30) days after the date Grantee acquired the Shares. Even if the fair market value of the Common Stock at the time of grant of the Shares equals the amount paid for the Common Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Grantee understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Grantee. Grantee further understand that Grantee must file an additional copy of such 83(b) Election with Grantee’s federal income tax return for the calendar year in which Grantee makes such 83(b) Election. Grantee acknowledges that the foregoing is only a summary of the effect of U.S. federal income taxation with respect to issuance of the Common Stock pursuant to this Agreement, and does not purport to be complete. Grantee further acknowledges that the Company has directed Grantee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Grantee may reside, and the tax consequences of Grantee’s death. Grantee assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Common Stock. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(B) OF THE CODE. THE COMPANY AND ITS LEGAL COUNSEL CANNOT ASSUME RESPONSIBILITY FOR FAILURE TO FILE THE 83(B) ELECTION IN A TIMELY MANNER UNDER ANY CIRCUMSTANCES.

[SIGNATURE PAGE FOLLOWS]

The foregoing Restricted Stock Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

QUANTERIX CORPORATION

By:
Name:
Title:

Address:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that the Shares granted hereby are subject to the terms of the Plan and of this Agreement.  This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

Name: [•]
Address:

SPOUSE’S CONSENT

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that the Shares granted hereby are subject to the terms of the Plan and of this Agreement.  This Agreement is hereby accepted, and the terms and conditions hereof and of the Plan are hereby agreed to, by the undersigned as of the date first above written.

SPOUSE:

Name:

Address: